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EXHIBIT 11

          KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES

 COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
          (In millions of dollars, except per share amounts)

                                                                                Year Ended December 31,
                                                                              ---------------------------
                                                                                 1995      1994      1993
                                                                              -------   -------   -------
Primary:
  Earnings:
   Income (loss) before extraordinary loss and cumulative effect of changes
     in accounting principles                                                 $  60.3   $(101.4)  $(123.1)
   Dividends on preferred stock:
     Series A Shares                                                             (9.1)    (12.6)     (6.3)
     PRIDES                                                                      (8.5)     (7.5)
                                                                              -------   -------   -------
   Income (loss) available to common shareholders before extraordinary loss      42.7    (121.5)   (129.4)
   Extraordinary loss - net                                                                (5.4)    (21.8)
   Cumulative effect of changes in accounting principles - net                                     (507.3)
                                                                              -------   -------   -------
   Net income (loss) available to common shareholders                         $  42.7   $(126.9)  $(658.5)
                                                                              =======   =======   =======

  Shares (000):
   Weighted average common shares outstanding                                  58,267    58,139    57,423
   Weighted average shares arising from redemption of Series A Shares           3,705
   Weighted average shares arising from conversion of PRIDES                       29
   Assuming exercise of nonqualified stock options                                263
                                                                              -------   -------   -------
   Weighted average common and common equivalent shares                        62,264    58,139    57,423
                                                                              =======   =======   =======

  Primary earnings (loss) per common and common equivalent share:
   Income (loss) before extraordinary loss and cumulative effect of changes
     in accounting principles                                                 $   .69   $ (2.09)  $ (2.25)
   Extraordinary loss                                                                      (.09)     (.38)
   Cumulative effect of changes in accounting principles - net                                      (8.84)
                                                                              -------   -------   -------
   Net income (loss)                                                          $   .69   $ (2.18)  $(11.47)
                                                                              =======   =======   =======

Fully diluted:(1)
  Earnings:
   Income before extraordinary loss                                           $  60.3
   Dividends on PRIDES                                                           (8.5)
                                                                              -------
   Net income available to common and common equivalent shareholders          $  51.8
                                                                              =======

  Shares (000):
   Weighted average common shares outstanding                                  58,267
   Additional shares arising from redemption of Series A Shares                13,127
   Additional shares arising from conversion of PRIDES                            151
   Assuming exercise of nonqualified stock options                                264
                                                                              -------
   Weighted average common and common equivalent shares                        71,809
                                                                              =======

Fully diluted earnings per common and common equivalent share                 $   .72
                                                                              =======

(1) As a result of the redemption of the Series A Shares and conversion of 181,700 shares of PRIDES during the 1995 period, fully diluted earnings per share are presented for such period, even though the result is antidilutive. For the 1994 and 1993 periods, common equivalent shares attributable to the preferred stock and non-qualified stock options were excluded from the calculation of weighted average shares because they were antidilutive.